Exhibit 99.1

INCOME FUND

TEN, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2010

Letter from the CEOs                                                                                                                                            As of october 1, 2010

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for the second quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

Fund Ten entered its liquidation period on May 1, 2010.  During the liquidation period, distributions that are generated from net rental and loan income, as well as proceeds from equipment sales, generally fluctuate as remaining leases and loans come to maturity or equipment coming off lease is sold.  During the second quarter of 2010, we made distributions in the aggregate amount of $2,852,892.

Among the assets we own is a 49% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker, the M/T Mayon Spirit, that is bareboat chartered to an affiliate of Teekay Corporation, a publicly traded company on the New York Stock Exchange and a recognized industry leader in energy shipping.  The bareboat charter is set to expire in July 2011.

We also currently own various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks, Lucent Technologies and Sonus Networks that is subject to leases with an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  The leases are set to expire at various times between October 2010 and March 2011.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Ten, LLC

Second Quarter 2010 Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the second quarter of 2010.  References to “we,” “us” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

On May 1, 2010, we entered our liquidation period, which is expected to continue for several years.  During the liquidation period, we will begin the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period you will receive distributions that are generated from net rental and loan income or equipment sales when realized.  In some months, the distribution may be larger than the current distribution, in some months the distribution may be smaller, and in some months there may not be any distribution.

Recent Transactions

•
On July 26, 2010, we sold the machining and metal working equipment subject to lease with Cerion MPI, LLC (“MPI”), an affiliate of MW Monroe Plastics, Inc., to MPI for $1,570,809.07, which represented all amounts due under the lease, and simultaneously terminated the lease.  We received a gross cash-on-cash return of approximately 141% in rental and sale proceeds related to this investment.

•
On July 26, 2010, we sold the machining and metal working equipment subject to lease with MW Texas Die Casting, Inc. (“Texas Die”), an affiliate of MW Universal, Inc. (“MWU”), to Texas Die for $1,844,128.53, which represented all amounts due under the lease, and simultaneously terminated the lease.  We received a gross cash-on-cash return of approximately 157% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2010, our portfolio consisted primarily of the following investments.

•
We own a 72.34% interest in a joint venture with ICON Leasing Fund Eleven, LLC (“Fund Eleven”) and ICON Income Fund Nine, LLC (“Fund Nine”), entities also managed by our Manager, which have interests of 13.26% and 14.40%, respectively, that owns telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  The lease is scheduled to expire on October 31, 2010.  In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”), with Fund Eleven.  We own a 45% interest in ICON Global Crossing V, which leases telecommunications equipment to Global Crossing.  This equipment was purchased for approximately $12,982,000 and is subject to a thirty-six month lease that expires on December 31, 2010.  Also, we own a 79.31% interest in a joint venture with ICON Income Fund Eight A L.P., an affiliate of our Manager, that owns telecommunications equipment subject to a lease with Global Crossing that expired on March 31, 2010 and was renewed for a period of twelve months.

•
ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture among us, Fund Eleven and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), an entity also managed by our Manager, purchased four promissory notes (the “Notes”) at a significant discount and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Eleven and Fund Twelve have ownership interests of 12.25%, 35% and 52.75%, respectively, in ICON Northern Leasing.  The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines.  The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000.  The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000.  Our share of the purchase price was approximately $3,868,000.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Carina Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by Fund Twelve.  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET, Inc. Limited (“AET”) that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a Singapore corporation wholly-owned by ICON Eagle Corona Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by Fund Twelve.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
Hospital bedside entertainment and communication terminals subject to lease with Premier Telecom Contracts Limited (“Premier”).  The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals.  We, through our wholly-owned subsidiary, ICON Premier, LLC (“ICON Premier”), purchased the equipment for approximately $13,945,000 and the lease is scheduled to expire on December 31, 2012.  On January 30, 2009, ICON Premier restructured its lease financing with Premier in exchange for control of the parent company of Premier, Pretel Group Limited, until such time as ICON Premier receives the expected return on its investment.

•	Four double box girder cranes leased to WPS, Inc. We acquired the cranes for approximately $894,000. The lease expired on March 31, 2009 and continues to be renewed on a month-to-month basis.

•
Two 3,350 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Korea (the “ZIM Korea”) and the M/V ZIM Canada (the “ZIM Canada”), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 in non-recourse loans.  The bareboat charters for the vessels were each scheduled to expire in June 2009.  On July 1, 2008, the bareboat charters were extended until June 30, 2014.  On July 1, 2009, we, through our wholly-owned subsidiaries, ICON Containership I, LLC (“ICON Containership I”) and ICON Containership II, LLC (“ICON Containership II”), satisfied all of the non-recourse loan obligations with respect to the vessels by repaying the balance due in the amount of $1,350,695, consisting of principal and interest outstanding as of such date.  As a result, all charter hire payments are being paid directly to ICON Containership I and ICON Containership II.  On October 30, 2009, ICON Containership I and ICON Containership II amended the bareboat charters for the ZIM Canada and the ZIM Korea to restructure each respective charterer’s payment obligations.    The charter for the ZIM Canada was extended from June 30, 2014 to March 31, 2017 and the charter for the ZIM Korea was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterer with additional flexibility while at the same time attempting to preserve our projected economic return on our investment.

•
A 49% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Twelve.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000. Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $7,548,000 in cash.

Unguaranteed Residual Interests

•
We entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various lessees in the United Kingdom for approximately $2,843,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops and printers.  All of the leases expired at various dates through August 2009, but continue to be renewed in accordance with the terms of the leases. For the three and six months ended June 30, 2010, we received $4,500 in residual proceeds from the sale of the equipment.  We are pleased to advise that our target return on this investment has been achieved and we are still receiving residual proceeds from this portfolio.

•
We entered into an agreement with Key Finance Group, Ltd. to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000. All of the leases expire at various dates through March 2015.  For the three and six months ended June 30, 2010, we received $25,000 in residual proceeds from the sale of the equipment.  We expect to receive approximately $264,000 to approximately $323,000 in additional residual proceeds through the expiration of this portfolio.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., Fund Nine, Fund Eleven, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at June 30, 2010 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $1,350,000 at June 30, 2010, all of which was attributable to the Fund.  Subsequent to June 30, 2010, the Fund repaid the entire loan balance.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel costs, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $28,529 and $60,716 for the three and six months ended June 30, 2010, respectively.  Additionally, our Manager’s interest in our net income for the three and six months ended June 30, 2010 was $3,568 and $25,656, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2010	2009	2010	2009
ICON Capital Corp.	Manager	Management fees (1)	$208,056	$330,798	$437,141	$679,448
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	282,593	420,985	478,520	711,774
			$490,649	$751,783	$915,661	$1,391,222

(1) Amount charged directly to operations.

At June 30, 2010, we had an obligation of $975,093 due to our Manager and its affiliates, which consisted primarily of an accrued obligation in the aggregate amount of $807,057 to Fund Twelve in connection with the credit support agreement among us, Fund Eleven and Fund Twelve relating to the investment in MWU.  Additionally, at June 30, 2010, we had a net payable of $168,036 due to our Manager for administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	June 30,
	2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$2,350,898	$2,428,058
Current portion of net investment in finance leases	1,836,126	-
Service contracts receivable	428,237	569,447
Equipment held for sale or lease, net	23,393	23,350
Other current assets	963,010	1,015,170

Total current assets	5,601,664	4,036,025

Non-current assets:
Net investment in finance leases, less current portion	33,776,207	31,808,689
Leased equipment at cost (less accumulated depreciation of
$12,096,245 and $11,201,367, respectively)	6,396,806	11,134,806
Fixed assets (less accumulated depreciation of
$2,729,691 and $2,107,900, respectively)	3,463,733	4,442,732
Investments in joint ventures	24,715,080	25,243,236
Investments in unguaranteed residual values	204,466	290,331
Other non-current assets, net	76,096	77,797

Total non-current assets	68,632,388	72,997,591

Total Assets	$74,234,052	$77,033,616

Liabilities and Equity

Current liabilities:
Revolving line of credit, recourse	$1,350,000	$100,000
Deferred revenue	234,725	241,851
Due to Manager and affiliates	975,093	131,351
Accrued expenses and other current liabilities	1,204,563	1,628,461

Total Liabilities	3,764,381	2,101,663

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	71,861,359	75,332,248
Manager	(586,559)	(551,499)
Accumulated other comprehensive loss	(2,222,144)	(1,879,919)

Total Members' Equity	69,052,656	72,900,830

Noncontrolling Interests	1,417,015	2,031,123

Total Equity	70,469,671	74,931,953

Total Liabilities and Equity	$74,234,052	$77,033,616

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Rental income	$1,395,422	$3,893,042	$3,535,258	$7,714,872
Finance income	1,398,737	-	2,742,958	-
Servicing income	1,308,802	1,594,485	2,798,091	2,566,220
Income from investments in joint ventures	713,754	1,106,149	1,409,056	2,112,730
Net (loss) gain on sales of equipment and unguaranteed residual values	(35,637)	(53,688)	158,970	74,855
Interest and other income	50,624	9,446	90,206	14,578

Total revenue	4,831,702	6,549,434	10,734,539	12,483,255

Expenses:
Management fees - Manager	208,056	330,798	437,141	679,448
Administrative expense reimbursements - Manager	282,593	420,985	478,520	711,774
General and administrative	1,802,413	1,689,043	3,302,522	3,158,519
Interest	10,091	34,446	18,669	212,839
Loss on guaranty	807,057	-	807,057	-
Depreciation and amortization	1,293,902	2,234,502	2,951,032	4,205,976

Total expenses	4,404,112	4,709,774	7,994,941	8,968,556

Net income	427,590	1,839,660	2,739,598	3,514,699

Less: Net income attributable to noncontrolling interests	70,743	75,258	173,924	157,482

Net income attributable to Fund Ten	$356,847	$1,764,402	$2,565,674	$3,357,217

Net income attributable to Fund Ten allocable to:
Additional Members	$353,279	$1,746,758	$2,540,018	$3,323,645
Manager	3,568	17,644	25,656	33,572

	$356,847	$1,764,402	$2,565,674	$3,357,217

Weighted average number of additional
shares of limited liability company interests outstanding	148,211	148,231	148,211	148,231

Net income attributable to Fund Ten per weighted
average additional share of limited liability company interests outstanding	$2.38	$11.78	$17.14	$22.42

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
				Accumulated
	Additional Shares			Other	Total
	of Limited Liability	Additional		Comprehensive	Members'	Noncontrolling	Total
	Company Interests	Members	Manager	Loss	Equity	Interests	Equity
Balance, December 31, 2009	148,211	$75,332,248	$(551,499)	$(1,879,919)	$72,900,830	$2,031,123	$74,931,953

Comprehensive income:
Net income	-	2,186,739	22,088	-	2,208,827	103,181	2,312,008
Change in valuation of interest
rate swap contracts	-	-	-	(36,766)	(36,766)	-	(36,766)
Currency translation adjustments	-	-	-	(281,114)	(281,114)	-	(281,114)
Total comprehensive income	-	-	-	(317,880)	1,890,947	103,181	1,994,128
Cash distributions	-	(3,186,544)	(32,187)	-	(3,218,731)	(418,868)	(3,637,599)

Balance, March 31, 2010 (unaudited)	148,211	$74,332,443	$(561,598)	$(2,197,799)	$71,573,046	$1,715,436	$73,288,482

Comprehensive income:
Net income	-	353,279	3,568	-	356,847	70,743	427,590
Change in valuation of interest
rate swap contracts	-	-	-	(21,683)	(21,683)	-	(21,683)
Currency translation adjustments	-	-	-	(2,662)	(2,662)	-	(2,662)
Total comprehensive income	-	-	-	(24,345)	332,502	70,743	403,245
Cash distributions	-	(2,824,363)	(28,529)	-	(2,852,892)	(369,164)	(3,222,056)

Balance, June 30, 2010 (unaudited)	148,211	$71,861,359	$(586,559)	$(2,222,144)	$69,052,656	$1,417,015	$70,469,671

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$2,739,598	$3,514,699
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	-	(4,386,105)
Finance income	(2,742,958)	-
Income from investments in joint ventures	(1,409,056)	(2,112,730)
Net gain on sales of equipment and unguaranteed residual values	(158,970)	(74,855)
Depreciation and amortization	2,951,032	4,205,976
Loss on guaranty	807,057	-
Interest expense on non-recourse financing paid directly
to lenders by lessees	-	210,873
Loss on financial instruments	4,122	-
Changes in operating assets and liabilities:
Collection of finance leases	1,379,448	695,943
Restricted cash	-	65,740
Service contracts receivable	108,397	(1,152,138)
Other assets, net	(124,061)	(25,873)
Deferred revenue	(7,126)	(25,869)
Due to/from Manager and affiliates, net	39,699	(167,329)
Accrued expenses and other current liabilities	(350,479)	2,436,121
Distributions from joint ventures	287,923	2,119,337

Net cash provided by operating activities	3,524,626	5,303,790

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	480,149	299,273
Purchase of equipment	(3,236)	(1,154,418)
Distributions received from joint ventures in excess of profits	1,590,840	1,162,249

Net cash provided by investing activities	2,067,753	307,104

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	1,350,000	2,185,000
Repayments of revolving line of credit, recourse	(100,000)	-
Repayments of non-recourse long-term debt	-	(1,471,530)
Cash distributions to members	(6,071,623)	(6,438,334)
Distributions to noncontrolling interests	(788,032)	(542,661)

Net cash used in financing activities	(5,609,655)	(6,267,525)

Effects of exchange rates on cash and cash equivalents	(59,884)	-

Net decrease in cash and cash equivalents	(77,160)	(656,631)
Cash and cash equivalents, beginning of the period	2,428,058	3,784,794

Cash and cash equivalents, end of the period	$2,350,898	$3,128,163

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2010	2009
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$-	$4,386,105
Transfer from net investment in finance leases to fixed assets	$-	$6,829,746
Transfer from leased equipment at cost to net investment in finance leases	$2,440,135	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

10